Exhibit 99.1

Aerie Pharmaceuticals Enters into Lease Agreement for

New Manufacturing Plant in Ireland

IRVINE, Calif., January 9, 2017 — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of glaucoma and other diseases of the eye, today announced that it has entered into a lease agreement with the Industrial Development Agency (IDA) of Ireland for a new manufacturing plant in Athlone, Ireland. This will be Aerie’s first manufacturing plant, expected to produce commercial supplies of Aerie’s current product candidates, RhopressaTM and RoclatanTM. The Athlone building shell, which was recently constructed by the IDA, includes approximately 30,000 square feet of interior floor space. The IDA has provided employment and capital investment incentives to Aerie as part of the overall arrangement. Aerie has commenced equipment ordering and will begin internal construction immediately. Estimated project-wide construction and equipment costs are expected to total approximately $25 million (excluding ongoing labor-related and lease expenses), of which approximately $16 million is expected to be spent in 2017. If approved, commercial product supply of RhopressaTM from the plant is expected to be available by 2020.

“We have now achieved another milestone in executing our stated long-term strategy. As we prepare for commercialization, it is increasingly important that we ensure greater independence regarding our finished product sourcing while also meaningfully reducing our future product costs. We are grateful to our IDA colleagues in Ireland for their cooperation throughout this process and the incentives that we have been granted,” said Vicente Anido, Jr., Ph.D., Chief Executive Officer and Chairman at Aerie.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two lead product candidates are once-daiIy IOP-lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. The NDA filing for RhopressaTM (netarsudil ophthalmic solution) 0.02% was originally submitted in the third quarter of 2016 and is expected to be resubmitted near the end of the first quarter of 2017. The second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, currently has two Phase 3 registration trials underway, named Mercury 1 and Mercury 2. If these trials are successful, a RoclatanTM NDA filing is expected to take place near year-end 2017. Aerie is also focused on the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates, including the expected timing of NDA filings for our product candidates; our expectations regarding the commercialization of our product candidates and our future manufacturing capabilities, including the expected cost and timing related thereto; the potential advantages of our product candidates; our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities; our plans to explore possible uses of our existing proprietary compounds beyond glaucoma; our ability to protect our proprietary technology and enforce our intellectual property rights; and our expectations regarding strategic operations, including our ability to in-license or acquire additional ophthalmic products or product candidates. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.